                                                                   Exhibit 10.13

                       INDEPENDENT CONSULTING AGREEMENT


This AGREEMENT dated this 23rd day of December, 1997 and made effective January 1, 1998, is between CSG Systems, Inc., a Delaware corporation with its principal place of business at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111 (hereinafter referred to as "CSG") and George F. Haddix, whose residence is located at 7411 Madison Street, Ralston, Nebraska 68127 (hereinafter referred to as "Haddix").

                                  WITNESSETH:

WHEREAS, CSG is engaged in the development, marketing and support of computer programs and related systems associated with providing billing systems and services for the communications industry;

WHEREAS, Haddix is engaged in the business of providing certain services to businesses such as that of CSG and customers of CSG;

WHEREAS, Haddix has retired from his position as President and Chief Technology Officer of the Company, and pursuant to his understanding with the Board of Directors of CSG, as more fully described in his Separation Agreement and Releases dated December 31, 1997 ("Separation Agreement"), Haddix has agreed to provide to CSG consultation services at significantly reduced rates in exchange for the consideration contained in the Separation Agreement; and

WHEREAS, Haddix desires to be retained as an advisor and consultant to CSG and CSG desires to retain Haddix on all of the terms and conditions hereof.

NOW, THEREFORE, in consideration of the promises, covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   APPOINTMENT
--   -----------

     CSG hereby retains Haddix, and Haddix hereby agrees to serve, as an advisor and consultant to CSG during the term of this Agreement in accordance with its terms.

2.   TERM AND TERMINATION
--   --------------------

     (A) The term of this Agreement shall be that term specified on Schedule A attached hereto, unless sooner terminated as hereinafter provided or unless extended in writing by mutual consent of the parties.

     (B)  Notwithstanding any other provision hereof:

          1) Haddix may terminate this Agreement for cause, immediately upon written notice to CSG, if Haddix shall have determined that: (i) CSG has committed a material breach of any provision of this Agreement; or (ii) there shall have occurred the insolvency, bankruptcy or dissolution of CSG.

          2) CSG may terminate this Agreement for cause, immediately upon written notice to Haddix if: (i) Haddix is convicted of, or enters a plea of guilty or no contest to a charge of theft, fraud or embezzlement involving a loss of money or other property of CSG, or of any customer or client of CSG; or (ii) Haddix is convicted of committing a crime involving moral turpitude.

     (C) Termination of this Agreement in accordance with any of the provisions of this Section 2 shall be without prejudice to any other remedy to which either party may be entitled either at law, in equity or under this Agreement; provided, however, that CSG's exclusive liability to Haddix shall be the payment of fees earned by Haddix through the effective date of termination.


3.   DUTIES OF HADDIX; EXCLUSIVITY
--   -----------------------------

     (A) Haddix shall provide such consultation, advisory services and assistance regarding the technical management, operations and administration of CSG, and such other services not inconsistent with the position of an advisor and consultant as directed by an authorized representative of CSG from time to time. Those duties are described generally on Schedule A.

     (B) During the term of this Agreement, Haddix shall not provide any consulting or other services to any competitor of CSG.


4.   COMPENSATION
--   ------------

     For all services provided by Haddix under the terms of this Agreement, CSG shall pay Haddix a consulting fee as specified on Schedule A. Haddix shall invoice CSG monthly, in arrears, for services rendered hereunder.


5.   BUSINESS EXPENSES
--   -----------------

     Haddix shall be reimbursed by CSG for all reasonable expenses incurred by Haddix associated with his performance under this Agreement, including, but not limited to, costs of transportation, meals and lodging. Haddix shall maintain receipts and other documentary evidence which establish the date, place, amount and other character of the expenditure to be reimbursed by CSG, and shall not, in performing his duties hereunder, make any expenditure which would violate any statute, be against public policy or subject either CSG or Haddix to civil or criminal liability.

6.   OWNERSHIP OF WORK PRODUCT
--   -------------------------

     All Work Product created or developed by Haddix during the term of this Agreement is and shall be the exclusive property of CSG, and all title and interest therein shall vest in CSG and shall be deemed to be a work made for hire and made in the course of the services rendered hereunder. To the extent that title to any such Work Product may not, by operation of law, vest in CSG or such Work Product may not be considered works made for hire, all rights, title and interest therein are hereby irrevocably assigned to CSG for the purposes of the United States copyright laws and the laws of any other country in which the work is to be performed. Additionally, to the extent permitted by law, Haddix waives any moral rights he may have in the Work Product. All such materials shall belong exclusively to CSG, with CSG having the right to obtain and to hold in its own name, copyrights, patents, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. During the term of this Agreement and thereafter, Haddix agrees to provide CSG and any person designated by CSG, such assistance as CSG, in its sole discretion, deems necessary to perfect the rights defined in this paragraph. CSG will pay Haddix for such assistance at double the daily rate of compensation that is set forth on Exhibit A attached hereto. "Work Product" includes, but is not limited to, all information, reports, studies, object or source code, flow charts, diagrams and other tangible or intangible material of any nature whatsoever produced as a result of the performance of this Agreement, as well as all copies thereof.

     Haddix agrees to sign all papers, take all rightful oaths and perform all acts necessary to make this Agreement effective as to any particular ideas or applications for letters, patents covering same, domestic or foreign, and including any extensions, division or reissues thereof, and Haddix agrees to do all lawful acts to protect CSG's rights and interests and those of any parent or affiliated companies, including the giving of testimony. Haddix will be compensated for time spent fulfilling these obligations at double the rate as for performing his services hereunder.

     Unless otherwise requested by CSG, upon the completion of the services to be performed under each Schedule of this Agreement or upon the earlier termination of each such Schedule, Haddix shall immediately turn over to CSG all materials and deliverables developed pursuant to such Schedule.

7.   INDEMNIFICATION
--   ---------------

     If Haddix becomes a party to or other participant in, or is threatened to be made a party to or witness or other participant, in a suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (a "Claim") by reason of Haddix's position as an advisor or consultant to CSG or by reason of any action or inaction on the part of Haddix at the request of CSG, CSG shall indemnify Haddix for any expenses (including attorneys' fees) incurred in defending such Claim(s). This Section shall not apply with respect to acts or omissions from which Haddix may not be relieved of liability under applicable law, or any Claim(s) initiated or brought voluntarily by Haddix and not by way of defense.


8.   CONFIDENTIALITY
--   ---------------

     Haddix shall not, upon termination of this Agreement, publish or disclose, without the prior written consent of CSG, any business record, memorandum, paper or document, any correspondence, product specification or code, cost data, customer list, estimate, market survey or any other document containing any information or trade secret relating to CSG's business, or that of its customers, subsidiaries, parents or affiliates.


9.   RELATIONSHIP AND TAXES
--   ----------------------

     Each party to this Agreement shall be and act as an independent contractor and not as an agent or partner of, or joint venturer with, the other party for any purpose, and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other party. Haddix acknowledges and agrees that, under no circumstances, shall he be considered an employee of CSG within the meaning or application of any national or state unemployment insurance law, old age benefit law, workmen's compensation or industrial accident law, or other industrial or labor law, any tax law, or any CSG employee benefit plan. Haddix shall be solely responsible for the payment of any and all taxes associated with his performance under this Agreement.


10.  HADDIX'S REPRESENTATIONS, COVENANTS AND WARRANTIES
---  --------------------------------------------------

     Haddix hereby represents, covenants and warrants to CSG that Haddix has full power and authority to enter into this Agreement and to render the services contemplated hereby. Haddix represents, covenants and warrants that his entering into this Agreement and performance hereunder shall not, for any reason whatsoever, constitute a breach by Haddix of any duty owed to a third party, including, but not limited to, a former employer. Haddix further represents, covenants and warrants that he shall not, throughout the term of this Agreement, utilize any proprietary information not belonging to Haddix which would result in a breach of any such duty.


11.  DESIGNATED REPRESENTATIVE
---  -------------------------

     CSG's representative who shall serve as the CSG contact with Haddix is designated on Schedule A. All work produced by Haddix, whether of a tangible or intangible form, shall be submitted to this individual for review and consideration.


12.  ENTIRE AGREEMENT
---  ----------------

     This Agreement and any schedules or agreements referred to or incorporated herein constitutes and expresses the entire agreement and understanding between the parties hereto with respect to all matters herein contained and supersedes all prior agreements between the parties. There is no statement, promise, agreement or obligation in existence which conflicts with the terms of this Agreement or may modify, enlarge or invalidate this Agreement or any provisions hereof.


13.  SUCCESSORS AND ASSIGNS
---  ----------------------

     All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and permitted assigns. Neither party shall have the right to assign or otherwise transfer any right or obligation under this Agreement except with the written consent of the other party; provided, however, that a successor in interest by merger, operation of law, assignment, purchase or otherwise of the entire business of CSG shall acquire the entire interest of CSG hereunder without Haddix's prior written consent; and further provided that CSG may assign its rights and obligations hereunder or any portion thereof without Haddix's prior written consent to any subsidiary, agent, licensor or other affiliated party of CSG.


14.  WAIVERS
---  -------

     No failure on the part of either party to exercise, and no delay in the exercising of, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

15.  AMENDMENTS
---  ----------

     This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument signed by the parties hereto.


16.  GOVERNING LAW
---  -------------

     This Agreement shall be deemed to be a contract made under the laws of the United States, State of Nebraska and any dispute or controversy which may arise out of or in connection with this Agreement shall be construed in accordance with and governed by the laws of such State, without regard to any conflict of laws rules.


17.  CONSTRUCTION
---  ------------

     Throughout this Agreement the use of the singular number shall be construed to include the plural; the plural the singular; and the use of any gender shall include all genders whenever required by the context.


18.  FURTHER ASSURANCES
---  ------------------

     Each party will give its full cooperation to the other in achieving and fulfilling the terms of this Agreement, and to that end each party shall give all consents and information and execute all such documents as may be reasonably required to fulfill and achieve these purposes, including such as may be required by governmental laws or regulations.


19.  SEVERABILITY
---  ------------

     Whenever possible, each provision of this Agreement is to be effective and valid under applicable law. If any provision of this Agreement or any related document shall be prohibited by or deemed invalid or enforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement or such related document.


20.  NOTICES AND WRITTEN CONSENTS
---  ----------------------------

     All notices, requests, demands and written consents given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered by hand or by registered mail to the parties at the addresses appearing above.

     Any party may, by written notice hereunder to all parties, designate a changed address for such party. Notice shall be considered communicated and consent shall be considered given as of the date it is received.

21.  SURVIVING SECTIONS
---  ------------------

     The following Sections shall survive the termination of this Agreement:
     Sections 6, 7 and 8.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CSG SYSTEMS, INC.                       GEORGE F. HADDIX

/s/ Neal C. Hansen                      /s/ George F. Haddix
----------------------------           ----------------------------
Signature                              Signature

Neal C. Hansen
----------------------------
Print Name

Chairman & CEO
----------------------------
Title

                                   SCHEDULE A
                                   ----------
                      TO INDEPENDENT CONSULTING AGREEMENT
                      -----------------------------------
                 BETWEEN GEORGE F. HADDIX AND CSG SYSTEMS, INC.
                 ----------------------------------------------
                                     DATED
                                     -----

SECTION 2: TERM OF AGREEMENT.  This Agreement shall commence on the date of its
-----------------------------
execution and shall terminate on its second anniversary, unless terminated sooner in accordance with the terms of this Agreement.

SECTION 3: DUTIES OF HADDIX.:  The Scope of Work and Statement of Work to be
----------------------------
provided by Haddix under the Agreement shall consist of the following:

Haddix shall be chiefly responsible for advising CSG's CFO, COO, CEO and General Counsel in the technical management and administration of the Company. Special Projects shall be assigned from time to time by any and all of these individuals.

The parties agree that additional Schedules may be added to this Agreement from time to time upon the mutual written consent of the parties, which supplement or amend this initial statement describing the duties of Haddix.

SECTION 4: COMPENSATION.  Haddix shall be paid a consulting fee at a rate of
------------------------
$3,000 per calendar year quarter on a retainer basis, inclusive of all costs, expenses and taxes, for the provision of services provided hereunder. For this quarterly consulting fee, Haddix will be expected to work three (3) days per calendar quarter. CSG may not require Haddix to work additional days, but shall compensate Haddix at a daily rate of $1,000 for each day worked (based on an 8 hour work day) in excess thereof. Haddix will be entitled to receive a pro-rated amount of such daily rate for any partial days worked in excess of one (1) day per month. Haddix and CSG agree and understand that the compensation paid hereunder is significantly less than the market rate Haddix may demand in the open marketplace. The parties agree that this reduced rate is in partial consideration of the benefits granted to Haddix pursuant to the Separation Agreement, which agreement is hereby incorporated into this Agreement by reference, and which benefits include, but are not limited to, the vesting of 9,800 Incentive Stock Options on December 30, 1997. Regardless of the actual amount of work expected of or performed by Haddix during the term of this Agreement, the restriction on Haddix providing consulting services to any competitor of CSG as set forth in Section 3(B) of this Agreement shall remain in full force and effect throughout the term hereof.

SECTION 11: DESIGNATED REPRESENTATIVE.  The CSG Designated Representative for
----------- -------------------------
purposes of this Agreement, whom shall be responsible for review Haddix's Work Product, as well as approving all reimbursable expenses, shall be Neal Hansen.